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                                                                   EXHIBIT 21

                  SUBSIDIARIES OF CHESAPEAKE ENERGY CORPORATION
                            (an Oklahoma corporation)


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Corporations                                          State of Organization
------------                                          ---------------------
AmGas Corporation                                     Kansas
Chesapeake Acquisition Corporation                    Oklahoma
Chesapeake Canada Corporation                         Alberta, Canada
Chesapeake Columbia Corp.                             Oklahoma
Chesapeake Energy Louisiana Corporation               Oklahoma
Chesapeake Energy Marketing, Inc.                     Oklahoma
Chesapeake Merger Corp.                               Oklahoma
Chesapeake Mid-Continent Corp.                        Oklahoma
Chesapeake Operating, Inc.                            Oklahoma
HEC Trading Company                                   Texas
Hugoton Energy Corporation                            Kansas
Hugoton Exploration Corporation                       Kansas
Tiffany Gathering, Inc.                               Delaware


Partnerships
------------
AnSon Gas Marketing                                   Oklahoma
Chesapeake Exploration Limited Partnership            Oklahoma
Chesapeake Louisiana, L. P.                           Oklahoma
Mid-Continent Gas Pipeline Co.                        Oklahoma
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